As filed with the Securities and Exchange Commission on October 16, 2008
Registration No. 333-145486

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Omniture, Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of
incorporation or organization)
87-0619936
(I.R.S. Employer
Identification Number)
550 East Timpanogos Circle
Orem, Utah 84097
801.722.7000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Joshua G. James
Chief Executive Officer
Omniture, Inc.
550 East Timpanogos Circle
Orem, Utah 84097
801.722.7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Shawn J. Lindquist Chief Legal Officer Omniture, Inc. 550 East Timpanogos Circle Orem, Utah 84097 801.722.7000	Patrick J. Schultheis Robert G. O’Connor J. Randall Lewis Wilson Sonsini Goodrich & Rosati, P.C. One Market Street Spear Tower, Suite 3300 San Francisco, California 94105 415.947.2000

     Approximate date of commencement of proposed sale to the public: Not applicable.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instructions I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instructions I.D. filed to register additional securities or additional class of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES
     Pursuant to a Registration Statement (the “Registration Statement”) on Form S-3 (File No. 333-145486) filed with the Securities and Exchange Commission on August 15, 2007 by Omniture, Inc. (the “Company”) and immediately declared effective upon filing, the Company registered the resale of 836,609 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share. The Shares were registered pursuant to a registration rights agreement to permit resales of such Shares by selling stockholders, as named in the Registration Statement, who acquired the Shares in connection with the Company’s acquisition of Touch Clarity Limited in March 2007. The Company’s obligation to maintain the effectiveness of the Registration Statement pursuant to the terms of such registration rights agreement has terminated.
     In accordance with the Company’s undertaking in Part II, Item 17(3) of the Registration Statement, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the Shares remaining unsold under the Registration Statement and such Shares are hereby deregistered.

SIGNATURES

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Orem, State of Utah, on the 16th day of October, 2008.

OMNITURE, INC.
By:	/s/ JOSHUA G. JAMES
Joshua G. James
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOSHUA G. JAMES Joshua G. James	Chief Executive Officer and Director (Principal Executive Officer)	October 16, 2008

/s/ MICHAEL S. HERRING Michael S. Herring	Chief Financial Officer and Executive Vice President (Principal Accounting and Financial Officer)	October 16, 2008

*	Director	October 16, 2008
D. Fraser Bullock

*	Director	October 16, 2008
Gregory S. Butterfield

*	Director	October 16, 2008
Mark P. Gorenberg

*	Director	October 16, 2008
Rory T. O’Driscoll

*	Director	October 16, 2008
John R. Pestana

*	Director	October 16, 2008
Dana L. Evan

*By	/s/ JOSHUA G. JAMES Joshua G. James Attorney-in-Fact